PetIQ, Inc. Appoints Proven Multinational Animal Health Executive Susan Sholtis as President

EAGLE, Idaho – September 19, 2018 – PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication and wellness company, today announced it has appointed Susan Sholtis,  a proven multinational animal health and consumer products executive, as President, effective October 1, 2018. In conjunction with this new executive role, Ms. Sholtis will simultaneously resign from her duties as a  member on the Company’s Board of Directors. Ms. Sholtis will report directly to Cord Christensen, Chairman and Chief Executive Officer.

“Susan has been a tremendous asset to PetIQ as a  director, and we are thrilled she will be joining our management team with her over 20 years of executive experience leading some of the largest animal health and wellness initiatives in the industry,” commented Mr. Christensen. “Susan has a unique skill-set developing and commercializing pet health care and consumer strategies to accelerate growth. We believe PetIQ’s mission to make pets’ lives better with more affordable and accessible veterinarian products and services has never been stronger, and we look forward to Susan’s contributions as we execute on our Follow the Pets strategic growth initiatives.”

Ms. Sholtis has served as a Global Marketing Head in the Health Division at Reckitt Benckiser since 2017.  From 2016 to 2017, Ms. Sholtis served as Head of North America Commercial Operations at Merial and was responsible for transitioning North America operations to Merial’s new owner, Boehringer Ingelheim.  Prior to that, from 2006 to 2016, Ms. Sholtis served in a number of positions at Mead Johnson Nutrition, most recently as Head of Global Marketing.  Previously, Ms. Sholtis also spent eight years at Merial beginning in 1996 where she had global responsibility for managing two of the largest brands in animal healthcare, FRONTLINE® and HEARTGARD®.

Ms. Sholtis stated, “It is an honor to join PetIQ’s executive team as President.  PetIQ has created a strong industry leadership position through its complementary veterinary products and services offerings to help meet the needs of pet parents and their pets.  I am excited to build upon PetIQ’s solid foundation and leverage my decades of experience within the animal health industry to help fuel the company’s growth.”

About PetIQ

PetIQ is a leading, rapidly growing pet health and wellness company.  Through over 40,000 points of distribution across retail and e-commerce channels, PetIQ and VIP Petcare, a wholly-owned subsidiary, have a mission to make pet lives better by educating pet parents on the importance of offering regular, convenient access and affordable choices for pet preventive and wellness veterinary products and services.  PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them.  For more information, visit www.PetIQ.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could" and similar expressions.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our ability to grow our business through acquisitions; our ability to integrate, manage and expand VIP’s business; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; our ability to achieve or sustain profitability; our ability to open retail clinics and wellness centers, failure to effectively execute on our services segment rationalization plans; competition from veterinarians and others in our industry; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; risks related to our international operations; our ability to keep and retain key employees; and the risks set forth under the “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017 and quarterly report on Form 10-Q for the period ended March 31, 2018.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.  The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

CONTACT:

Investor Relations Contact:	Media Relations Contact:
Katie Turner	Cory Ziskind
ICR	ICR
646-277-1228	646-277-1232
katie.turner@icrinc.com	cory.ziskind@icrinc.com